Connecticut Water Service, Inc. New York Society of Security Analysts December 4, 2013 History!

Forward Looking Statements Except for the historical statements and discussions, some statements contained in this report constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on current expectations and rely on a number of assumptions concerning future events, and are subject to a number of uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from such statements.

Connecticut Water Service, Inc.  NASDAQ: CTWS  Subsidiaries: ◦ Connecticut Water Company ◦ Maine Water Company ◦ Biddeford & Saco Water Company ◦ New England Water Utility Services, Inc. (Unregulated) ◦ Chester Realty (Unregulated)  Market Capitalization*: $374 Million  Current Annual Dividend and Yield*: $0.99 2.9% * As of 12/2/13 market close

Who We Are  Serving families and communities since 1849  Connecticut Water Service, Inc. (Holding Co.) originally founded in 1956  Approximately 400,000 people served  77 towns  265 employees  Complementary non-regulated businesses: ◦ New England Water Utility Services, Inc. (NEWUS) ◦ Chester Realty, Inc. Connecticut Presence Maine Presence

Our Mission …  Passionate employees delivering life sustaining, high quality water service to families and communities while providing a fair return to our shareholders

Water, the basic ingredient of Life…

Company Strategy Growth Shareholders Customers Employees

Company Strategy Growth Shareholders Customers Employees  Invest in utility infrastructure with fair and timely regulatory recovery  Selective acquisitions (Atlantic coast focus)  Complementary non-regulated utility services  Deliver consistent financial performance  High quality earnings  Conservative financial management  Stable and growing dividend  Provide high-quality water  Responsive and courteous service  Environmental stewardship  Customer Satisfaction Metrics  “Satisfied employees satisfy customers”  Trust-based, team-oriented approach  Employee Satisfaction is Executive compensation metric

1 After tax return in Connecticut Earnings Growth Using the Regulated Model Invest in Water Plant $60.00 Capitalize 50% with Debt $30.00 Capitalize 50% with Equity (1 share of CTWS) $30.00 9.75% 1 Regulatory Return on Equity (per new share of CTWS) $2.93 2012 Earnings per Share $1.55

 6 month regulatory timeline (shortest of all states)  WICA surcharge in place  Part of the Department of Energy and Environmental Protection (DEEP)  9.75% allowed ROE Constructive Regulatory Environments  Streamlined rate approach with fair and balanced results  Virtually all cases “Settled”  Water Infrastructure Surcharge (WISC)  Nearly all plant eligible  10.0% allowed ROE CT Public Utilities Regulatory Authority ME Public Utilities Commission

Infrastructure Recovery  WICA (CT) ◦ 5% annual cap / 10% maximum ◦ $13-15 million per year in pipeline replacement ◦ Surcharge resetting in April 2014  WISC (ME) ◦ Annual / maximum caps vary ◦ $2-3 million per year ◦ Available in 2014

Connecticut PURA Public Utilities Regulatory Authority 2013 Regulatory Developments:  Revenue Adjustment Mechanism ◦ “Service rather than sales”  Expanded WICA ◦ Cap between cases raised to 10% ◦ Eligibility expanded  Federal Repair Tax Deduction ◦ Method Change Adoption

Connecticut PURA Public Utilities Regulatory Authority Settlement Agreement:  Federal repair deduction refund to be returned to customers ($12 million)  RAM implemented in 2013 ◦ $2.8 million or $0.15 EPS impact through September  General rate case “stay out” until 2015  WICA ◦ Reset to zero ◦ Investment continues

Connecticut PURA Public Utilities Regulatory Authority Settlement Agreement:  Federal Repair Tax – a Win! Win! ◦ Customers  Rate Reduction – Company will refund prior year tax payments (over 8% for 2 years)  No general rate increase before October 2015 ◦ Shareholders  2013 until next rate case – flow-through benefit will be to shareholders  Immediate benefit to earnings, cash flow and rate base

Capital Expenditures * 2013 Estimated ** 2014 Projected $8.0 $14.0 $16.0 $19.0 $19.9 $26.4 $26.2 $22.9 $24.7 $31.3 $45.6 $0 $10 $20 $30 $40 $50 CapEx in million

Proven Acquisition Track Record  Selectively pursue strategic “tuck-in” acquisitions and avoid troubled systems that would significantly increase operating costs  Maine Water Company ◦ Closed January 1, 2012 ◦ $53.5 million enterprise value (100% cash consideration) ◦ 16,000 Maine customers and $50.9 million net utility plant ◦ Retained the highly regarded local management team

Proven Acquisition Track Record  Biddeford & Saco Water Company ◦ Closed December 10, 2012 ◦ $19.8 million enterprise value (stock-for-stock consideration) ◦ 15,500 Maine customers and $19.4 million net utility plant  60 total acquisitions in 20 years (over 40 in the past five years)  With over 800 separate water systems and over 300 wastewater operations, Connecticut and Maine are attractive acquisition markets

$0.90 $1.00 $1.42 $1.14 $0.00 $0.30 $0.60 $0.90 $1.20 $1.50 2010 2011 2012 2013  New England Water Utility Services (NEWUS) provides a variety of complementary water- and wastewater-related utility services to residential, commercial, industrial, and municipal clients ◦ Contract operation of water and wastewater systems for other utilities, businesses, municipalities, and the University of Connecticut’s Storrs campus (80 Connecticut and 16 Maine client contracts) ◦ Linebacker® program (>20,000 customers) Complementary Non-Regulated Business NEWUS Net Income ($ in millions) NEWUS Highlights  Complementary geographic focus (Connecticut and Maine)  Low risk, fee-based revenue  No capital at risk  Attractive expansion opportunity in Maine (Linebacker®) (as of 9/30/13)

 Selected as long-term water provider for UConn and surrounding area  Letter of Intent signed  Final agreement being negotiated  Locks in expanded service area Connecticut

Linebacker Plans® Connecticut & Maine Service Line Protection Sewer/Septic Lines Home Plumbing 0 2,000 4,000 6,000 Enrollment in expanded plans 1/1/2010 11/1/2013

 Consistent Financial Performance  Strong Dividend Yield  High Earnings Quality  Strong Balance Sheet  Conservative Financial Management Shareholder Strategy

Performance  High Earnings Quality ◦ 90% of Revenues and Earnings from Regulated Business  Strong Balance Sheet ◦ LTD Embedded Cost <5% ◦ Access to Capital Doubled ◦ S & P Rating “A”

September 30, 2013 2012 - $12.0M 2013 - $16.4M 2012 - $71.2M 2012 - $1.39 Revenue Net Income EPS 2013 - $1.51 2013 - $75.4M

$0.835 $0.845 $0.855 $0.865 $0.88 $0.90 $0.92 $0.94 $0.96 0.98 $1.00 $0.82 $0.84 $0.86 $0.88 $0.90 $0.92 $0.94 $0.96 $0.98 $1.00 $1.02 04 05 06 07 08 09 10 11 12 13 14 est Dividend Growth

Performance 48.2% 11.4% 48.1% 0% 15% 30% 45% 60% CTWS S&P SmallCap Utilities Index* Peer Average 3 Year Financial Performance Total Return @ 9/30/13 *S&P SmallCap 600 Capped Utilities & Telecom Services Index

Thank You!